EXHIBIT 16

September 18, 2007

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, D.C. 20549

RE:  Hemagen Diagnostics, Inc.
         File No. 1-11700

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Hemagen Diagnostics, Inc. dated September 13, 2007, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP